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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Astro-Med, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                Astro-Med, Inc.
                           Astro-Med Industrial Park
                           600 East Greenwich Avenue
                       West Warwick, Rhode Island 02893

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 14, 2002

To the Shareholders of Astro-Med, Inc.:

   Notice is hereby given that the 2002 Annual Meeting of Shareholders of Astro-Med, Inc. (the "Company") will be held at the offices of the Company, Astro-Med Industrial Park, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 14, 2002, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

   (1) Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

   (2) Transacting such other business as may properly come before the meeting.

   The close of business on March 22, 2002 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Margaret D. Farrell

                                          Margaret D. Farrell
                                          Secretary

April 12, 2002

  Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

                                Astro-Med, Inc.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 May 14, 2002

Solicitation and Revocation of Proxies

   The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the "Company") in connection with the annual meeting of the shareholders to be held May 14, 2002. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 12, 2002.

Election of Directors

   At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below. Certain information concerning such nominees is set forth below:

                                                                              Director
Name and Age              Business Experience During Past Five Years           Since
------------              ------------------------------------------          --------
Albert W. Ondis (76).....        Chairman of the Company                        1969
Everett V. Pizzuti (65)..        President of the Company                       1985
Jacques V. Hopkins (71)..        Former Partner, Hinckley, Allen & Snyder LLP
                                 (Attorneys at Law) (Retired 1997)              1969
Hermann Viets, Ph.D. (59)        President, Milwaukee School of Engineering
                                 (since 1991)                                   1988
Graeme MacLetchie (64)...        Director, Deutsche Bank Alex Brown (Private
                                 Client Division)                                 --

   Mr. Neil Robertson who has so ably served the Company since 1991 has decided to retire. We thank Mr. Neil Robertson for his counsel and wisdom during his tenure as a Director.

Voting at Meeting

   Only shareholders of record at the close of business on March 22, 2002 will be entitled to vote at the meeting. On the record date, there were 4,267,373 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth as of March 22, 2002 (except as noted) the record and beneficial ownership of the Company's outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than 5 percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

                                                                    Number of Shares
                                                                      Beneficially   Percent
Name of Beneficial Owner                                                 Owned       of Class
------------------------                                            ---------------- --------
Albert W. Ondis....................................................    1,387,215(1)    31.0%
 600 East Greenwich Avenue
 West Warwick, Rhode Island

Everett V. Pizzuti.................................................      552,407(2)    11.9%
 600 East Greenwich Avenue
 West Warwick, Rhode Island

Dimensional Fund Advisors, Inc.....................................      346,850(3)     8.1%
 1299 Ocean Avenue
 Santa Monica, California

Jacqueline B. Ondis................................................      310,000        7.3%
 40 Oak Grove Street
 Warwick, Rhode Island

Hermann Viets......................................................      132,212(4)     3.1%

Joseph P. O'Connell................................................       93,593(5)     2.1%

Terence J. Jones...................................................       68,000(6)     1.6%

Jacques V. Hopkins.................................................       65,714(7)     1.5%

John B. Chatten....................................................       47,271(8)     1.1%

Neil K. Robertson..................................................       24,000(9)     1.0%

Graeme MacLetchie..................................................       55,000        1.3%

All directors and executive officers of the Company as a group (13)    2,535,002(10)   48.5%

--------
(1) Includes 142,478 shares held in trust for children, 212,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,850 shares allocated to his account under the Company's Employee Stock Ownership Plan.
(2) Includes 376,750 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,903 shares allocated to his account under the Company's Employee Stock Ownership Plan.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment advisor or manager to all of such entities. Dimensional disclaims beneficial ownership of all such shares.
(4) Includes 112 shares held by Dr. Viets as custodian for a child and 6,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(5) Includes 92,500 shares deemed to be beneficially owned because of exercisable options to acquire shares and 815 shares allocated to his account under the Company's Employee Stock Ownership Plan.
(6) Includes 68,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(7) Includes 51,214 shares held as a trustee of a trust for the benefit of the children of Mr. Ondis, and 6,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(8) Includes 46,998 shares deemed to be beneficially owned because of exercisable options to acquire shares and 273 shares allocated to his account under the Company's Employee Stock Ownership Plan.
(9) Includes 18,000 shares held by Mr. Robertson as trustee of a trust for his benefit and 6,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(10) Includes 961,998 shares deemed to be beneficially owned because of exercisable options to acquire shares and 11,963 shares allocated to the accounts of officers under the Company's Employee Stock Ownership Plan.

Other Information Relating to Directors

   During the fiscal year ended January 31, 2002, the Board of Directors held three formal meetings and six meetings by telephone conference. The Board has an Audit Committee consisting of Mr. Robertson (Chairman), Dr. Viets and Mr. Hopkins, whose primary duties and responsibilities include recommending an accounting firm to be engaged as the Company's independent accountants and meeting with the Company's independent accountants to review the annual audit scope, the audit of financial statements, the adequacy of internal controls and other relevant matters. The Audit Committee held one formal committee meeting and one meeting by telephone conference during the fiscal year ended January 31, 2002. The Board has a Compensation Committee comprised of Dr. Viets (Chairman), Mr. Robertson and Mr. Hopkins, which reviews and approves recommendations on executive compensation and administers the Company's stock option plans. The Compensation Committee held two formal meetings during the fiscal year ended January 31, 2002. Messrs. Robertson, Hopkins and Viets have been paid an annual retainer fee of $3,500 plus $500 for each Board meeting attended.

   Those directors who are not also officers and employees of the Company receive options to purchase common stock under the Company's Non-Employee Director Stock Option Plan (the "Director Plan") as compensation for their services to the Company. Under the Director Plan, each non-employee director received an initial non-qualified option to purchase 1,000 shares of common stock on May 21, 1996, the date the Company's shareholders approved the Director Plan. Non-employee directors who are elected after May 21, 1996 will receive an initial non-qualified option to purchase 1,000 shares of common stock on the date of the director's initial election to the Board of Directors. Beginning in 1997, each non-employee director (other than a director first elected after June 30 of the prior year) receives an annual non-qualified option to purchase 1,000 shares of common stock as of the first business day of January of each year. All options have an exercise price equal to the market price of the common stock on the day of the grant and are exercisable for a term of ten years. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability, or a change of control. A total of 30,000 shares have been reserved for issuance under the Director Plan. Messrs. Hopkins, Robertson and Viets each received options to acquire 1,000 shares at $3.75 per share on January 2, 2002. Options for an aggregate of 21,000 shares, with an exercise price ranging from $3.75 to $9.25 per share were outstanding at January 31, 2002.

   Directors who are also officers and employees of the Company are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

   The law firm of Hinckley Allen & Snyder LLP, of which Mr. Hopkins is a retired partner, provides legal services to the Company.

   Other than as described under "Indebtedness of Management", no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2002 any material interest, direct or indirect, in any material transaction or any material proposed transaction to which the Company was or is to be a party.

Report On Executive Compensation

   The Board of Directors has delegated to the Compensation Committee the authority to fix compensation (including stock options) for the Company's key employees. The Compensation Committee is comprised of the Company's three non-employee directors, Dr. Viets (Chairman), Mr. Robertson and Mr. Hopkins. Mr. Ondis meets with the Compensation Committee to review the compensation program and make recommendations for senior executive officers. Compensation consists of three principal elements (salary, bonus and stock options).

   Executive Compensation Philosophy. Compensation of the Company's executive officers should link management initiatives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company's business goals and link their interests with shareholder interests.

   Salary. Base salaries for executive officers were established a number of years ago after reviewing compensation for competitive positions at manufacturing companies of comparable size and profitability operating in a similar industry. Base salaries have since been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company and for generally publicized competitive positions elsewhere in industry.

   Bonus. The Company maintains a bonus pool for the purpose of providing incentives in the form of a quarterly cash bonus to employees of the Company. Awards are intended to reflect Company profitability, achievement of overall Company objectives and individual performances, considered both in terms of effort and results. The size of the bonus pool and of individual awards may vary, up or down, from year to year. Bonuses paid or accrued during fiscal years 2000 and 2001 amounted to $369,488 ($158,000 to executives) and $225,000
($28,500 to executives), respectively. No bonus payments were made in fiscal year 2002.

   Stock Options. Total executive compensation includes long-term incentives afforded by stock options. Stock option grants are made by the Compensation Committee upon consideration of recommendations made by senior management. The objectives of option grants are to align the long-term interests of executives and key employees with shareholder interest, by creating a strong and direct link between compensation and total shareholder return. In this connection, grants are intended to enable recipients to develop and maintain significant long-term stock ownership in the Company. Stock options are the principal vehicle for the payment of long-term compensation. Grants of stock options reflect subjective consideration of such matters as other compensation and the employee's position in the Company and contributions to the Company.

   Compensation of Chief Executive Officer. Mr. Ondis is eligible to participate in the same executive compensation plans available to other senior executives. Effective in August 2001, his base salary was increased from $247,200 to $255,000, representing a 3% increase, deemed consistent with salary increases among executives in comparable positions in similar industries. Effective in November 2001, his base salary was decreased from $255,000 to $229,500, a 10% decrease, as part of a general cost reduction program. Non-qualified option grants for 62,000 common shares at an exercise price of $4.31 were made to Mr. Ondis during fiscal year 2002.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to a public company's five highest paid executive officers to the extent any such officer's annual compensation exceeds $1,000,000, subject to certain exceptions. The Board of Directors has deferred adopting a policy on this issue as it does not expect the compensation of these individuals to reach relevant levels in the near future.

   Conclusion. Through the program described above, the Compensation Committee firmly believes a direct link has been established between the Company's financial performance, executive compensation and resultant stock price performance.

                                          Compensation Committee

                                          Hermann Viets, Ph.D. (Chairman)
                                          Neil K. Robertson
                                          Jacques V. Hopkins

Executive Compensation

   The following table sets forth the total annual compensation paid or accrued, together with other information for the fiscal years ended January 31, 2002, 2001 and 2000, for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus for the fiscal year ended January 31, 2002 exceeded $100,000.

                          Summary Compensation Table

                                          Annual Compensation
                                    -------------------------------
                                                                    Securities
                                                                    Underlying
                                                                     Options       All Other
Name and Principal Position    Year Salary($) Bonus($) Other ($)(a) Granted(#) Compensation($)(b)
---------------------------    ---- --------- -------- ------------ ---------- ------------------
Albert W. Ondis............... 2002  253,837       --     42,360      62,000           878
 Chairman, Chief               2001  243,324       --     48,970      75,000         4,561
 Executive Officer             2000  240,220   40,000     37,524      25,000         4,693
Everett V. Pizzuti............ 2002  231,469       --     31,820      62,000         2,605
 President, Chief              2001  221,908       --     38,152      75,000         4,739
 Operating Officer             2000  203,737   40,000     44,561      25,000         4,824
Terence J. Jones(c)........... 2002  231,079       --     15,575      10,000            --
 Senior Vice President         2001  100,001       --      4,200     150,000            --
                               2000       --       --         --          --            --

Joseph P. O'Connell........... 2002  173,304       --     15,289      50,000         2,513
 Vice President and Treasurer, 2001  158,817       --      6,812      50,000         4,289
 Chief Financial Officer       2000  145,947   40,000      3,872      20,000         4,841
John B. Chatten (d)........... 2002  173,510       --         --       5,000            --
 President, Grass-Telefactor   2001  150,000       --         --      15,000         2,056
 Product Group                 2000   21,635       --         --      35,000            --

--------
(a) Represents imputed interest on indebtedness of management in the amount of $16,018 for Mr. Ondis and $6,555 for Mr. Pizzuti and reimbursement for taxes attributable to use of Company provided vehicles and cash compensation in lieu of Company provided vehicles.
(b) Amounts consist of the Company's annual matching contributions to the Astro-Med, Inc. Retirement Savings Plan.
(c) Mr. Jones joined the Company in July 2000.

(d) Mr. Chatten joined the Company in December 1999.

Indebtedness of Management

   The following information describes loans to directors and executive officers of the Company whose indebtedness to the Company exceeded $60,000 at any time during the fiscal year ended January 31, 2002.

                                                   Largest
                                                  Amount of     Amount of
                                                 Indebtedness  Indebtedness
                                                Outstanding at Outstanding
     Name                                          Any Time    at Year End
     ----                                       -------------- ------------
     Albert W. Ondis, Chairman and Director....    $321,640      $321,640
     Everett V. Pizzuti, President and Director     131,624       131,624

   The indebtedness is comprised of unsecured non-interest bearing demand notes for loans made from time to time to the persons named.

Profit-Sharing Plan

   The Company has a qualified Profit-Sharing Plan which provides retirement benefits to substantially all employees of the Company and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $170,000) compensation.

   In addition, participants are permitted to defer up to 15% of their cash compensation and make contributions of such deferral to this Plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second, third, fourth and fifth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code.

   The Plan provides for the vesting of 100% of contributions made by the Company to the account of an employee after three years of service. Contributions by an employee are 100% vested immediately. The Company's contributions paid or accrued for the fiscal year ended January 31, 2002 totaled $155,000.

Employee Stock Ownership Plan

   The Company has an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan's Trustees in shares of common stock of the Company. No contributions were paid or accrued for the fiscal year ended January 31, 2002.

Stock Option Plans

   The Company has a Non-Qualified Stock Option Plan adopted in the fiscal year ended January 31, 1999 and amended in the fiscal year ended January 31, 2002 under which options for an aggregate of 1,000,000 shares of common stock may be granted to officers and key employees as well as consultants or other persons who render services to the Company at an exercise price of not less than 50% of the market price on the date of grant. Options granted under this plan for an aggregate of 124,000 shares, with an exercise price of $4.31 were granted during the fiscal year ended January 31, 2002. Options granted under this plan for an aggregate of 400,000 shares with exercise prices ranging from $4.31 to $7.50 per share were outstanding at January 31, 2002. Options were granted subsequent to January 31, 2002 for an aggregate of 172,500 shares with an exercise price of $3.70 per share. A total of 427,500 shares remain available for option grants under this plan.

   The Company also has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1994 under which options for an aggregate of 250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options granted under this plan for an aggregate of 41,000 shares with an exercise price of $4.31 were granted during the fiscal year ended January 31, 2002. Options granted under this plan for an aggregate of 238,500 shares with exercise prices ranging from $4.31 to $10.25 per share were outstanding at January 31, 2002. Options were granted subsequent to January 31, 2002 for an aggregate of 11,500 shares with an exercise price of $3.70 per share. No shares remain available for option grants under this plan.

   In addition, the Company has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1998 and amended in the fiscal years ended January 31, 1999 and 2001, under which options for an aggregate of 1,250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options granted under this plan for an aggregate of 195,000 shares with exercise prices ranging from $4.00 to $4.31 were granted during the fiscal year ended January 31, 2002. Options granted under this plan for an aggregate of 679,700 shares with exercise prices ranging from $4.00 to $8.13 per share were outstanding at January 31, 2002. Options were granted subsequent to January 31, 2002 for an aggregate of 246,000 shares with an exercise price of $3.70 per share. A total of 314,800 shares remain available for option grants under this plan.

   The following tables present certain information concerning stock options granted and exercised by each executive officer named in the Summary Compensation Table during the fiscal year ended January 31, 2002, and the year-end value of unexercised options held by each of those officers.

                  Aggregated Options Held at January 31, 2002

                          Securities Underlying   Value of Unexercised In-The-
                         Unexercised Options at   Money Options at Fiscal Year
                           Fiscal Year End(#)              End($)(a)
                        ------------------------- ----------------------------
                        Exercisable Unexercisable Exercisable    Unexercisable
                        ----------- ------------- -----------    -------------
    Albert W. Ondis....   212,000          --           --            --
    Everett V. Pizzuti.   376,750      23,125        7,031            --
    Terence J. Jones...    68,000      92,000           --            --
    Joseph P. O'Connell    92,500      23,915           --            --
    John B. Chatten....    46,998       8,002           --            --

--------
(a) Amount represents excess of market value as of January 31, 2002 over exercise price.

                         Option Grants -- Fiscal Year
                            Ended January 31, 2002

                                    % Of Total
                                     Options     Per
                                    Granted to  Share              Grant
                          Option    Employees  Exercise             Date
                          Grants    in Fiscal   Price   Expiration Value
      Name                 (#)         Year      ($)       Date    ($)(e)
      ----                ------    ---------- -------- ---------- ------
      Albert W. Ondis.... 62,000(a)    17.2%     4.31    3/19/11   67,580
      Everett V. Pizzuti. 62,000(a)    17.2%     4.31    3/19/11   67,580
      Terence J. Jones... 10,000(b)     2.8%     4.31    3/19/11   10,900
      Joseph P. O'Connell 50,000(d)    13.9%     4.31    3/19/11   54,500
      John B. Chatten....  5,000(c)     1.4%     4.31    3/19/11    5,450

--------
(a) Options became exercisable on October 19, 2001.

(b) Options will become exercisable on July 31, 2006 and January 1, 2007.

(c) Options will become exercisable on January 1, 2003.

(d) Options will become exercisable between October 19, 2001 and January 1,
    2004.

(e) Amounts represent the fair value of each option granted and were estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 36%; expected life of 5 years; risk-free interest rate of 4.1% and dividend yield of 4%.

Performance Graph

   Set forth below is a line graph comparing the cumulative total return on the Company's common stock against the cumulative total return of a NASDAQ market index and a peer index for the period of five fiscal years ended January 31, 2002. The University of Chicago's Center for Research in Security Prices (CRSP) total return index for the NASDAQ Stock Market is calculated using all companies which trade on the NASDAQ National Market System (NMS) or on the NASDAQ supplemental listing. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis. The peer group index, the CRSP Index for NASDAQ Electronic Components Stock designated below as the industry index, is comprised of companies classified as electronic equipment manufacturers. The total returns assume $100 invested on February 1, 1997 with reinvestment of dividends.

                 COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
           ASTRO-MED, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX



                                    [CHART]

                                        Fiscal Years Ended January 31
                              --------------------------------------------------
                              1997    1998     1999     2000     2001      2002
                              ----    ----     ----     ----     ----      ----
ASTRO-MED, INC.               100    95.26    97.55    75.98    83.42     62.52
PEER GROUP INDEX              100    98.04   158.06   293.51   239.12    150.25
NASDAQ MARKET INDEX           100   117.38   180.30   284.47   199.06    138.68



                   ASSUMES $100 INVESTED ON FEBRUARY 1, 1997
        ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING JANUARY 31, 2002

                                   Fiscal Years Ended January 31
                              ---------------------------------------
                              1997  1998   1999   2000   2001   2002
                              ---- ------ ------ ------ ------ ------
          Astro-Med, Inc..... 100   95.26  97.55  75.98  83.42  62.52
          Peer Group Index... 100   98.04 158.06 293.51 239.12 150.25
          Nasdaq Market Index 100  117.38 180.30 284.47 199.06 138.68

Audit Committee Report

   The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   The Audit Committee's responsibilities focus on two primary areas: (1) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; and (2) the independence and performance of the Company's independent accountants.

   The Audit Committee has met with management and the Company's independent accountants, Arthur Andersen LLP, to review and discuss the January 31, 2002 financial statements. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the Arthur Andersen LLP the matters required by Statement on Auditing Standards No.61 (Communication with Audit Committees). The Audit Committee also received from Arthur Andersen LLP written disclosures and the letter regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Arthur Andersen LLP that firm's independence.

   The Audit Committee received the following information concerning the fees of Arthur Andersen LLP for the year ended January 31, 2002, and has considered whether the provision of these services is compatible with maintaining the independence of the independent accountants:

..    Audit Fees (including review of interim financial statements included in
   Form 10-Qs)............................................................... $  119,000
..  Financial Information Systems Design and Implementation Fees.............. $       0
..  All Other Fees............................................................ $  27,000

   The Audit Committee has determined that the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining that firm's independence.

   Based upon the review and discussions referred to above, we recommended that the Board of Director's include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 31, 2002, to be filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          Neil K. Robertson (Chairman)
                                          Hermann Viets, Ph.D.
                                          Jacques V. Hopkins

Independent Accountants

   The Company selected Arthur Andersen LLP as independent accountants to audit the financial statements of the Company for fiscal year ended January 31, 2002. This firm has audited the Company's financial statements annually since the fiscal year ended January 31, 1982. Although no accountants have yet been selected to audit the financial statements of the Company for the fiscal year ending January 31, 2003, the Audit Committee is expected to make its recommendation to the Board by April 30, 2002. It is further expected that a representative of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Financial Reports

   A copy of the annual report of the Company for the fiscal year ended January 31, 2002 including the Company's annual report to the Securities and Exchange Commission on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

Proposals For 2003 Annual Meeting

   The 2003 annual meeting of the shareholders of the Company is scheduled to be held on May 13, 2003. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 15, 2002.

Other Matters

   No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

   You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors

                                          /s/ Margaret D. Farrell

                                          Margaret D. Farrell
                                              Secretary

Dated: April 12, 2002

                                ASTRO-MED, INC.
                 Annual Meeting of Shareholders--May 14, 2002

   The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins and Hermann Viets, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 14, 2002, in West Warwick, Rhode Island, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS  FOR all nominees listed below WITHHOLD AUTHORITY to
                          (except asmarked to the       vote for all nominees
                          contrary below)               listed below

Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and
  Graeme MacLetchie.
(INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. In their discretion, upon such other matters as may properly come before the meeting.
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1.

                    PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated____________, 2002
                              Signed__________________________________

          --

              (Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or in a corporate capacity, please give full title as such. In case of joint tenants or multiple owners, each party must sign.)

          --

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

                                      2